EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OF THE
SECURITIES EXCHANGE ACT, AS AMENDED
     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.
     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Home Federal Holdings Corporation (the “Company”), hereby each certify that, to the undersigned’s knowledge:
     The Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert B. Wise
Robert B. Wise
Chief Executive Officer

/s/ Clyde A. McArthur
Clyde A. McArthur
Chief Financial Officer

Date: December 29, 2008